Exhibit 99.1

CION INVESTMENT CORPORATION ANNOUNCES OPERATING RESULTS

FOR IMMEDIATE RELEASE
----------------------------
NEW YORK, NY (March 16, 2017)  – CION Investment Corporation ("CION"), a middle market loan fund that is structured as a non-traded business development company, provides an overview of its operating results for the year ended December 31, 2016.

Financial Highlights:

•
Total investment return-net asset value was 13.51% during the year ended December 31, 2016.  Since commencement of operations on December 17, 2012, total investment return-net asset value is 38.35%, an annualized return of 8.36%[1].

•
CION declared cash distributions to shareholders totaling approximately $77.5 million, or $0.7316 per share, during the year ended December 31, 2016, which were fully covered by taxable income, up from approximately $57.3 million, or $0.7316 per share, during the year ended December 31, 2015.

•
During the year ended December 31, 2016, CION decreased its gross share price once from $9.95 to $9.40 per share and increased its gross share price fourteen times from $9.40 to $10.10 per share. Subsequent to December 31, 2016, CION (i) adjusted its public offering price from $10.10 to $9.57 per share as a result of a reduction of the sales load from 10% to 5%; and (ii) increased its gross share price two times from $9.57 to $9.65 per share.

•
During the year, CION made approximately $599.3 million of new investments and sold or received repayment of investments totaling approximately $570.3 million, resulting in net investment activity of approximately $29.0 million[2].

•	As of December 31, 2016, CION had an interest in investments in 141 portfolio companies with a fair value of $1.41 billion, of which[2]:

o 93.3% were senior secured investments (58.9% first lien, 34.4% second lien); and
o 93.8% were floating rate investments.

Certain Information About Distributions
The determination of the tax attributes of CION's distributions is made annually as of the end of CION's fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. CION intends to update shareholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to shareholders will be reported to shareholders annually on a Form 1099-DIV. The payment of future distributions on CION's common stock is subject to the discretion of the Board and applicable legal restrictions, and therefore, there can be no assurance as to the amount or timing of any such future distributions.

CION may fund its cash distributions to shareholders from any sources of funds available to it, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies and expense support from CION Investment Group, LLC (formerly, ICON Investment Group, LLC) ("CIG") and Apollo Investment Management, L.P. ("AIM"), which is subject to recoupment. To date, distributions have not been paid from offering proceeds or borrowings.  In certain prior periods, if expense support from CIG was not supported, some or all of the distributions may have been a return of capital; however, distributions have not included a return of capital as of the date hereof.  CION has not established limits on the amount of funds it may use from available sources to make distributions. Through December 31, 2014, a portion of CION's distributions resulted from expense support from CIG, and future distributions may result from expense support from CIG and AIM, each of which is subject to repayment by CION within three years. The purpose of this arrangement is to avoid such distributions being characterized as returns of capital. Shareholders should understand that any such distributions are not based on CION's investment performance, and can only be sustained if CION achieves positive investment performance in future periods and/or CIG and AIM continue to provide such expense support. Shareholders should also understand that CION's future repayments of expense support will reduce the distributions that they would otherwise receive.  There can be no assurance that CION will achieve such performance in order to sustain these distributions, or be able to pay distributions at all.  CIG and AIM have no obligation to provide expense support to CION in future periods.
___________________________________________
1 Total investment return-net asset value is a measure of the change in total value for shareholders who held CION's common stock at the beginning and end of the period, including distributions paid or payable during the period. Total investment return-net asset value is based on (i) the beginning period net asset value per share on the first day of the period, (ii) the net asset value per share on the last day of the period of (A) one share plus (B) any fractional shares issued in connection with the reinvestment of monthly distributions, and (iii) the value of distributions payable, if any, on the last day of the period. The total investment return-net asset value calculation assumes that monthly cash distributions are reinvested in accordance with CION's distribution reinvestment plan then in effect. The total investment return-net asset value does not consider the effect of the sales load from the sale of CION's common stock. The total investment return-net asset value includes the effect of the issuance of shares at a net offering price that is greater than net asset value per share, which causes an increase in net asset value per share. Total returns covering less than a full year are not annualized.

Total investment return-net asset value is presented on a "net" basis and reflects management and incentive fees, offering, organizational and other costs, interest expense on borrowed funds and other related expenses that are borne by investors in CION, but excludes all sales commissions and dealer manager fees. If these had been deducted, performance would have been lower.

2 Data includes Total Return Swap ("TRS") reference assets that are owned and held by a counterparty to the TRS agreement and excludes CION's short term investments.

ABOUT CION INVESTMENT CORPORATION

CION is a middle-market loan fund that is structured as a publicly registered, non-traded business development company.  CION offers individual investors the opportunity to invest primarily in the senior-secured debt of private U.S. middle market companies.  CION leverages the experience of its adviser – CION Investment Management, LLC, a CION Investments company –  to meet its investment objective of generating current income and, to a lesser extent, long-term capital appreciation for its investors.  For more information, please visit www.cioninvestments.com.

FORWARD LOOKING STATEMENTS

The information in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are identified by words such as "may," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "would," "could," "should," and variations of these words and similar expressions, including references to assumptions and forecasts of future results. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.  CION undertakes no obligation to update any forward-looking statements contained herein to conform the statements to actual results or changes in its expectations.

OTHER INFORMATION

The information in this press release is summary information only and should be read in conjunction with CION's Annual Report on Form 10-K for the year ended December 31, 2016, which CION filed with the Securities and Exchange Commission ("SEC") on March 15, 2017, as well as CION's other reports filed with the SEC. A copy of CION's Annual Report on Form 10-K for the year ended December 31, 2016 and CION's other reports filed with the SEC can be found on CION's website at www.cioninvestments.com and the SEC's website at www.sec.gov.

###